UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                January 29, 2003

                                (Date of earliest
                                 event reported)





       Commission File           Name of Registrant; State of Incorporation; Address of        IRS Employer
       Number                    Principal Executive Offices; and Telephone Number             Identification Number
       ---------------------     ----------------------------------------------------------    ------------------------
       1-16169                   EXELON CORPORATION                                            23-2990190
                                 (a Pennsylvania corporation)
                                 10 South Dearborn Street - 37th Floor
                                 P.O. Box 805379 Chicago, Illinois 60680-5379
                                 (312) 394-7398
       1-1839                    COMMONWEALTH EDISON COMPANY                                   36-0938600
                                 (an Illinois corporation)
                                 10 South Dearborn Street - 37th Floor
                                 P.O. Box 805379 Chicago, Illinois 60680-5379
                                 (312) 394-4321
       1-1401                    PECO ENERGY COMPANY                                           23-0970240
                                 (a Pennsylvania corporation)
                                 P.O. Box 8699 2301 Market Street
                                 Philadelphia, Pennsylvania 19101-8699
                                 (215) 841-4000
       333-85496                 EXELON GENERATION COMPANY, LLC                                23-3064219
                                 (a Pennsylvania limited liability company)
                                 300 Exelon Way
                                 Kennett Square, Pennsylvania 19348
                                 (610) 765-8200


Item 9. Regulation FD Disclosure

A. On January 29, 2002, Exelon Corporation issued a news release disclosing its earnings for the fourth quarter of 2002 and for the year ended December 31, 2002. The press release is attached as Exhibit 99.

B.    Fourth Quarter Earnings Release Conference Call

As previously announced, on January 29, 2003 Exelon Corporation conducted its Fourth Quarter 2002 Earnings Conference Call. The call was open to all on a listen-only basis and was audio web-cast. Telephone replays will be available through February 15, 2003. The U.S. call-in number for replays is 877-519-4471 and the international call-in number is 973-341-3080. The confirmation code is 3653872. In addition, the call will be archived on Exelon's web site, www.exeloncorp.com; please choose the Investor Relations page.

During the call, management reviewed issues outlined in the news release. Other matters management discussed associated with the year and quarter ended December 31, 2002 included:

o Upon completing the 2003 budget in November 2002, the outlook for ComEd earnings weakened based on more modest sales growth and higher pension expense. Accordingly, ComEd accelerated the regulatory asset amortization by only $8 million after tax, or 2 cents per share, instead of $28 million after tax, or 9 cents per share, as was previously indicated in October 2002. This change resulted in a 7 cents per share increase in earnings in the fourth quarter 2002 compared to our guidance. As provided under the Illinois restructuring act, the regulatory asset amortization is not level quarter to quarter but changes based on ComEd's earnings expectations.

o In December 2002, Exelon made a $150 million cash contribution to the pension fund. Also, Exelon recorded a $1 billion after-tax charge to Other Comprehensive Income related to our pension obligation. Neither of these items affected Exelon's earnings for 2002.

Exelon's 2002 pension and postretirement obligation expense totaled $93 million. Also, in the fourth quarter of 2002, Exelon made a $150 million contribution to ComEd to reduce its payable to ComEd. ComEd recorded this payment in equity as reduction of its receivable from the parent company.

2003 Earnings Guidance
----------------------

Management provided additional information on the change in the earnings release to the Exelon 2003 earnings guidance range of $4.80 to $5.00 per share, assuming normal weather. The 2003 earnings guidance is based on the actual 2002 results and the following assumptions for 2003:

o    Nuclear Capacity factor:  94.2%
o    ComEd kWh sales:  1.5% annually assuming normal weather
o    PECO kWh sales:  0.6% assuming normal weather
o    ComEd load retention:  85%, same as 2002
o    PECO load retention:  80%
o    Effective income tax rate:  37.3%

Management noted that there is no longer simple earnings sensitivity to changes in wholesale power prices. The earnings sensitivity varies from region to region and quarter to quarter. Also, the New England assets are spark spread sensitive rather than simply power price sensitive.

Exelon's 2002 weather normalized earnings were $4.75 per share. Detail on several of the large factors affecting 2003 estimated earnings include:

  Positive effects
  ----------------

  o The exercise of options under the Midwest Generation contract is expected to provide net savings on the capacity charges of about $130 million pre-tax in 2003 compared to 2002. On an after-tax basis that is about 25 cents per share positive.

  o Three fewer nuclear plant refueling outages are scheduled in 2003, which should provide savings of about $60 million pre-tax or 11 cents per share positive.

  o Exelon anticipates Enterprises to break even or be slightly positive in 2003. This would result in approximately $51 million, or 16 cents per share, of earnings growth.

  o The ongoing program of debt refinancing and transition bond retirement is expected to provide 13 cents per share of earnings growth in 2003.

  o Exelon has a modest outlook for sales growth at Energy Delivery to provide 5 to 10 cents of earnings growth.

  o Management believes that the ongoing benefit of Cost Management Initiatives will offset inflation in operating expenses in 2003.

   Negative effects
   ----------------

  o Exelon previously disclosed that the expected impact of the implementation of Statement of Financial Accounting Standard No. 143 (SFAS No. 143), "Asset Retirement Obligations," would be no more than 10 cents per share negative. Exelon now estimates that the effect will be approximately 7 cents per share negative based on its current interpretation of the accounting guidance. This estimate is subject to continued refinement and may change based on the finalization of the adoption of the standard. This amount includes Exelon's portion of the effect of the adoption of the standard at AmerGen, a 50% owned joint venture between Exelon and British Energy plc.

  o As previously disclosed, the investment in Sithe is anticipated to be dilutive by 20 cents per share more in 2003 compared to 2002.

  o Exelon has revised some of its assumptions related to pension and other postretirement benefit plan obligation costs. For 2003, Exelon will use an expected return on plan assets of 9.0%, down from 9.5%. The discount rate assumption is now 6.75%, down from 7.35%. The estimated net impact of these changes is a $125 million pre-tax increase in the expense related to pension and postretirement benefits, approximately 24 cents per share.

The 2003 earnings guidance does not include the potential impact of one-time items, such as the cumulative effect of adopting SFAS No. 143 that is anticipated to include a one-time gain of at least $1.5 billion.

Exelon expects that first quarter 2003 earnings will represent between 20% and 25% of the full year's earnings. In first quarter 2002, we had very mild weather, which decreased earnings by 18 cents per share relative to normal weather. With normal weather, management expects an improvement in year-over-year first quarter earnings.

Other forward-looking matters
-----------------------------

Exelon has initiated a new plan to develop a more fundamental and durable productivity improvement program to expand on 2002's Cost Management Initiative. This new initiative is called "The Exelon Way". The details on this program intended to assist Exelon in growing its earnings despite the effect of lower wholesale power prices will be released once completed. The plan is not expected to have a significant effect on 2003 earnings, but to begin producing meaningful results in 2004.

Exelon's capital budget is approximately $2 billion in 2003 with non-fuel operating and maintenance expenditures in excess of $4 billion. Exelon is attempting to reduce this total number by between 5% and 10% by 2004. The Board of Directors adopted a long-term incentive compensation plan that includes goals of reducing capital spending by $1 billion over the next four years. Management estimates that 60% of its spending decreases will be in its regulated businesses and 40% in the non-regulated businesses. Also, management anticipates generating enough cash flow from operations to be able to fund its capital program, to fund its dividend payments, to fund its pension funding requirements and to fund the $600 million in transition bonds repayments. Management does not anticipate needing external financing sources in 2003 for these purposes; however, Exelon anticipates re-financing approximately $1.4 billion of debt in 2003.

Exelon intends to grow its dividend at a rate of approximately four to five percent commensurate with its long-term earnings growth projection.

Exelon's Power Team is typically 80 to 95 percent hedged for near-term transactions. Exelon believes it is at the higher end of that range for the first quarter of 2003. Exelon currently tends to be more fully hedged in the near term, such as first quarter 2003, as compared to more distant periods. Exelon's goal is to secure its earnings while avoiding the downside risk, even though this reduces the potential upside due to price changes.

Exelon has firm natural gas delivery contracts that are expected to provide a stable supply to Exelon's New England assets and to minimize spark-spread risk. Following Sithe's practices, Exelon is currently selling the energy generated by these assets in the spot market. Exelon is planning to sell energy into the market with six month to three-year sale contracts with this supply contract in place.

ComEd Discussion
----------------

Illinois electric utilities are allowed to collect a competitive transition charge (CTC) from customers who choose an alternate supplier of electric generation service or choose the ComEd Purchase Power Option (PPO). This CTC was intended to assist electric utilities, such as ComEd, in recovering stranded costs that might not otherwise be recoverable in a fully competitive market. The CTC rate represents the difference between the competitive price of delivered energy (the sum of generation service at competitive prices and the regulated price of energy delivery) and recoveries under historical bundled rates, reduced by a mitigation factor. The CTC rate is updated annually. Over time, to facilitate the transition to a competitive market, the mitigation factor increases, thereby reducing the CTC rate. Under the current rate structure at the end of 2006, ComEd will no longer collect CTCs from customers who elect to take service from a supplier other than ComEd.

In 2001, ComEd collected $110 million of CTC revenue, while in 2002, CTC revenue collected increased to $306 million due to the change in the competitive price of delivered energy, primarily due to lower wholesale prices and more customers choosing alternative energy suppliers or the ComEd PPO. Based on increasing mitigation factors and our assumptions about the competitive price of delivered energy and customers' choice of electric suppliers, we estimate that CTC revenue will decrease to approximately $250 to $300 million by 2006. Under the statute as it stands, in 2007 this revenue may drop to zero. At the same time, ComEd will continue to sell electricity to its customers under a bundled rate. ComEd's bundled rate is an all-inclusive rate that does not separately break out charges for energy generation service commodity and energy delivery service, but charges a single set of prices. Much like the CTC collections, this revenue stream is authorized by the legislature through the transition period. After the transition ends in 2006, ComEd's bundled rates may be reset through a traditional or innovative regulator approval process, which may include performance incentives to ComEd. At this point in time it is impossible to predict the outcome of a potential regulatory proceeding to establish rates for 2007. It is also impossible to predict the impact to Exelon of a potential reduction in CTC since many other factors will be changing by 2007, for example market prices.

Exelon has completed the following four major steps to deal with this issue:

  o The maturities of the ComEd transition bonds are scheduled so that most will be repaid by the end of 2006. o The merger between Unicom and PECO created a larger and more diverse income stream with new growth opportunities when ComEd's transition revenues come to an end. o Exelon established Exelon Generation as a separate legal entity so that it can take advantage of higher wholesale prices when they occur. o Exelon cooperated with other parties who wanted a two-year extension in the bundled rate freeze that previously went into effect.

In order to continue to address this matter, Exelon is doing the following going forward:

  o Exelon is constantly working with Illinois state leadership and business community leadership to facilitate the development of a competitive electricity market while providing consumer protection and system reliability.

  o Exelon is pursuing measures that would provide greater productivity, quality and innovation in our work practices (as previously described as The Exelon Way).

  o Exelon believes that the current wholesale power price market will remain sluggish over the next several years, but will start moving up to $29 per megawatt hour in the 2006 and 2007 period.

  o Finally, Exelon continues to contemplate successful and skillful acquisition(s) that will lessen the potential ComEd impact in 2007.

Exelon believes that no one of these factors will solve the 2007 challenge, but that some combination of the four completed steps and the four components currently being worked on, together with other things Exelon may do over the next four years, will address the 2007 challenge.

This combined Form 8-K is being filed separately by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein as well as those listed in Note 8 of Notes to Consolidated Financial Statements, those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Outlook" in Exelon Corporation's 2001 Annual Report, those discussed in "Risk Factors" in PECO Energy Company's Registration Statement on Form S-3, Reg. No. 333-99361, those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial

Condition and Results of Operations" in Exelon Generation Company, LLC's Registration Statement on Form S-4, Reg. No. 333-85496, those discussed in "Risk Factors" in Commonwealth Edison Company's Registration Statement of Form S-3, Reg. No. 333-99363 and other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            EXELON CORPORATION
                            COMMONWEALTH EDISON COMPANY
                            PECO ENERGY COMPANY
                            EXELON GENERATION COMPANY, LLC

                            /S/  Robert S. Shapard
                            -----------------------
                            Robert S. Shapard
                            Executive Vice President and Chief Financial Officer Exelon Corporation



January 30, 2003